Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. ANNOUNCES

LAUNCH OF CONSENT SOLICITATATION BY ITS CZECH SUBSIDIARY

CET 21 SPOL. S R.O. IN CONNECTION WITH CET 21 SPOL. S R.O.’S

9.0% SENIOR SECURED NOTES DUE 2017

Hamilton, Bermuda, February 28, 2014 - Central European Media Enterprises Ltd. (“CME”) (NASDAQ/Prague Stock Exchange: CETV) announced today that its wholly owned subsidiary CET 21 spol. s r.o. (“CET 21”) has commenced a consent solicitation for CET 21’s 9.0% Senior Secured Notes due 2017 (the “Notes”).  CET 21 is soliciting consents to certain proposed amendments to the indenture governing the Notes.  The principal purpose of the consent solicitation is to enhance the liquidity and operating cashflow position of CME and its restricted subsidiaries, including CET 21, by, in part, substituting certain cash pay indebtedness of CME with non-cash pay indebtedness of CME and undertaking other associated transactions.

The consent solicitation is scheduled to expire at 5:00 p.m., New York City time, on March 11, 2014, unless extended by CET 21.  Holders who validly deliver (and do not validly revoke) consents to the proposed amendments will receive a consent fee in the amount of €2.50 in cash per €1,000 principal amount of the Notes.

The consent solicitation is subject to the satisfaction of certain conditions, including there being validly delivered (and not validly revoked) consents from the holders of not less than a majority in aggregate principal amount of the outstanding Notes.

The terms of the consent solicitation are described in CET 21’s Consent Solicitation Statement, dated February 28, 2014 (the “Consent Solicitation Statement”).  Copies of the Consent Solicitation Statement may be obtained from the Information Agent for the consent solicitation, Global Bondholder Services Corporation, at +1 (212) 430-3774.

Citigroup Global Markets Inc. is the Solicitation Agent for the consent solicitation.  Questions regarding the consent solicitation may be directed to Citigroup Global Markets Inc., in New York at +1 (212) 723-6106 or London at +44 (0) 20 7986 8969.

This release does not constitute an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any securities.  The consent solicitation is being made solely by the Consent Solicitation Statement.

About CME

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady, bTV Lady+1, Ring.bg and Ring.bg+1), Croatia (Nova TV, Doma, Nova World and Mini TV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda, Smichov and Telka), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect CME’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, CME disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, new information or other changes. Known material risks, uncertainties and other factors that can affect future results are discussed or incorporated by reference in periodic reports under the Securities Exchange Act of 1934, as amended, filed by CME from time to time with the Securities and Exchange Commission.

For further information, please contact:

Mark Kobal

Head of Investor Relations

Central European Media Enterprises

Krizeneckeho nam. 1078/5

152 00 Praha 5

Czech Republic

+420 242 465 576

mark.kobal@cme.net